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                                                                     EXHIBIT 8.1

                                  July 7, 1999

RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, Oregon 97124

    RE:  MERGER OF TABOR MERGER CORP. WITH AND INTO TEXAS MICRO INC.

Ladies and Gentlemen:

    We have acted as counsel to RadiSys Corporation, an Oregon corporation ("RadiSys"), in connection with the proposed merger of Tabor Merger Corp., a Delaware corporation and a wholly owned subsidiary of RadiSys ("Merger Corp."), with and into Texas Micro Inc., a Delaware corporation ("Texas Micro"), and related transactions (the "Merger") pursuant to the terms of the Agreement of Reorganization and Merger dated May 24, 1999 (the "Merger Agreement") by and among RadiSys, Texas Micro and Merger Corp. We have been engaged by RadiSys to render our opinion with respect to certain United States federal income tax consequences arising at the Effective Time of the Merger. Unless otherwise defined in this letter, all capitalized terms have the same meanings as set forth in the Merger Agreement.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Merger Agreement, (b) the representation letter an officer of RadiSys addressed to us and attached hereto as EXHIBIT A (the "Representation Letter"),
(c) the Registration Statement on Form S-4 of RadiSys to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), and (d) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authority of all persons signing documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinions set forth below, we have relied upon certain statements, representations and covenants of RadiSys, Texas Micro and Merger Corp. contained in the Merger Agreement, the Representation Letter or the Registration Statement. We have made no independent investigation with regard to such statements, representations or covenants. We assume that all such statements and representations are, and will be at the Effective Time, true and complete, but we express no opinion as to their accuracy or completeness. We also assume that no actions will be taken that are inconsistent with such statements, representations and covenants and that the transactions described in the Merger Agreement or the Registration Statement will be carried out in accordance with their terms.

    Our opinion is based on the Internal Revenue Code of 1986, as amended ("Code"), and Treasury Regulations promulgated thereunder, administrative pronouncements by the Internal Revenue Service (the "Service"), judicial decisions, and such other legal authorities as we have deemed necessary or appropriate for purposes of our opinion, as each exists as of the date of this letter. Existing laws may be changed by legislation or promulgation of regulations or may be interpreted differently than they are at present by courts or by the Service, and such changes may alter the conclusions reached in this letter.
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RadiSys Corporation
July 7, 1999
Page 2

    Based upon the foregoing and subject to the conditions and limitations set forth in this letter, in our opinion:

    (1) The Merger will qualify as a "reorganization" within the meaning of
       Section 368(a) of the Code.

    (2) Holders of RadiSys common stock will not recognize gain or loss for federal income tax purposes with respect to the Merger.

    (3) Except as provided below, holders of Texas Micro stock (a) not recognize gain or loss for federal income tax purposes as a result of the exchange of their shares of Texas Micro stock for RadiSys common stock in the Merger, except with respect to cash received instead of a fractional share of RadiSys common stock, as discussed below, and (b) have a tax basis in the RadiSys common stock received in the Merger equal to the tax basis of the Texas Micro stock surrendered in the Merger less any tax basis of the Texas Micro stock surrendered that is allocable to a fractional share of RadiSys common stock for which cash is received.

    (4) A Texas Micro stockholder's holding period with respect to the RadiSys stock received in the Merger will include the holding period of the Texas Micro stock surrendered in the Merger, assuming the stockholder holds the shares of Texas Micro stock as a capital asset on the date of the exchange.

    (5) To the extent that a holder of shares of Texas Micro stock receives cash instead of a fractional share of RadiSys common stock, the holder will be recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's shares of Texas Micro stock allocable to such fractional share of RadiSys common stock. Assuming the stockholder holds the shares of Texas Micro stock as a capital asset on the date of the exchange, the gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of Texas Micro stock exchanged for the fractional share of RadiSys common stock was held for more than one year at the Effective Time.

    (6) None of RadiSys, Texas Micro or Merger Corp. will recognize gain or loss for federal income tax purposes with respect to the Merger.

    Our opinion does not address all aspects of United States federal income taxation that may be relevant to a Texas Micro stockholder in light of the stockholder's particular circumstances or to those Texas Micro stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States or organized under the laws of the United States, financial institutions, tax-exempt organizations, insurance companies, brokers or dealers in securities, traders in securities electing mark to market, stockholders who acquired their Texas Micro stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their Texas Micro stock pursuant to a tax-qualified retirement plan or as part of a straddle, hedge or conversion transaction.

    Our opinion is limited to the federal income tax matters addressed, and no opinion is rendered with respect to any other issue, including any other tax aspects of the Merger. In particular, we express no opinion with respect to the tax consequences of any RadiSys stock received other than in exchange for Texas Micro stock or with respect to any state, local or foreign tax consequences of the Merger. In addition, our conclusions are based on federal income tax law currently in effect, which is subject to change on a prospective or retroactive basis. If any assumption or representation described above or contained in the Merger Agreement or the Representation Letters is not true, correct and complete, or in the event of a change in law adversely affecting the conclusions reached in this letter, our opinion
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RadiSys Corporation
July 7, 1999
Page 3

will be void and of no force or effect. You should be aware that although this letter represents our opinion concerning the matter specifically discussed, it is not binding on the courts or on any administrative agency, including the Service, and a court or agency may hold or act to the contrary. We undertake no obligation to update this letter or our opinion at any time. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

    This opinion is furnished solely for the benefit of RadiSys in connection with the Merger Agreement and may not be filed with or furnished to any individual, entity, association, agency or other person and may not be quoted or referred to, orally or in writing, in whole or in part, without our prior written consent.

    We hereby consent to the use of our name in the Registration Statement and in the Joint Proxy Statement/Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          /s/ STOEL RIVES LLP
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                                  July 7, 1999

Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, OR 97204

    RE:  MERGER OF TABOR MERGER CORP. WITH AND INTO TEXAS MICRO, INC.

Ladies and Gentlemen:

    This letter is provided to assist you in preparing, and for your reliance in rendering, your opinion dated today regarding certain federal income tax issues (the "Opinion"), which will be an exhibit to the Registration Statement on Form S-4 to be filed today by RadiSys Corporation, an Oregon corporation ("RadiSys"), with the Securities and Exchange Commission in connection with the proposed merger of Tabor Merger Corp., a Delaware corporation and a wholly owned subsidiary of RadiSys ("Merger Corp."), with and into Texas Micro, Inc., a Delaware corporation ("Texas Micro"), and related transactions (the "Merger") pursuant to the terms of the Agreement of Reorganization and Merger dated May 24, 1999 (the "Merger Agreement") by and among RadiSys, Texas Micro and Merger Corp. Unless otherwise defined herein, the terms used in this letter shall have the same meaning as set forth in the Merger Agreement.

    On behalf of RadiSys, the undersigned hereby certifies to you that he is the duly elected and qualified Chief Financial Officer of RadiSys, that he is authorized to execute this certificate on behalf of RadiSys, and that the following statements are true, correct and complete:

    1. All statements, representations and covenants of RadiSys and Merger Corp. contained in the Merger Agreement or the Registration Statement, including without limitation those representations made in Sections
       3.2.10 and 3.3.5 of the Merger Agreement, are true, complete and correct in all respects and are expected to be true, complete and correct in all respects at the Effective Time.

    2. The aggregate fair market value of the RadiSys stock received by each Texas Micro stockholder will be approximately equal to the aggregate fair market value of the Texas Micro stock given in exchange therefor.

    3. RadiSys management is not aware of any fact or matter that could cause the assumptions contained in the form of opinion previously provided to the undersigned by Stoel Rives LLP to be false or erroneous.

    The undersigned further certifies that, to the extent necessary to make the foregoing certifications, he has consulted with professional advisers and with other RadiSys officers and employees regarding the meaning and factual support for the foregoing.

    You are authorized to rely on the foregoing representations for purposes of rendering the Opinion.

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
/s/ STEPHEN F. LOUGHLIN
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Stephen F. Loughlin
Chief Financial Officer
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